Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of August 25, 2021, by and between Semiconductor Components Industries, LLC, a Delaware limited liability company (“Parent”), and the undersigned equityholder (“Equityholder”) of GT Advanced Technologies inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, Terra Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Equityholder Representative, and solely for purposes of Section 5.19, ON Semiconductor Corporation, are entering into an Agreement and Plan of Merger (the “Merger Agreement”), which provides (upon the terms and subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”);

WHEREAS, Equityholder is a holder of record and the “beneficial owner” (as hereinafter used), as defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of the number of Covered Securities (as defined below) set forth on the signature page hereof, and, concurrent with the Closing and pursuant to the terms of the Merger Agreement, Equityholder will receive cash consideration in exchange for such Covered Securities;

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Equityholder is entering into this Agreement, which will become effective upon Equityholder’s signature hereto; and

WHEREAS, Equityholder acknowledges that Parent and Merger Sub are entering into the Merger Agreement, in part, in reliance on the representations, warranties, covenants and other agreements of Equityholder set forth in this Agreement and would not enter into the Merger Agreement if Equityholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and Equityholder hereby agree as follows:

SECTION 1. DEFINITIONS

For purposes of this Agreement:

(a)        Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement.

(b)        “Covered Securities” means all equity interests of the Company owned (beneficially or of record) or otherwise held by Equityholder, including all shares of Common Stock, Series A Preferred Stock and other rights to acquire shares of Capital Stock set forth on the signature page hereof, together with any additional Capital Stock of which Equityholder acquires ownership of record or the power to vote during the Voting Period (including by reason of any Permitted Transfer or any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction), and all other Capital Stock issued in any distribution in respect of any of the foregoing.

(c)        “Permitted Transfers” means any Transfer of Covered Securities (including any contract, option, agreement or other arrangement or understanding with respect thereto) to (i) any Affiliate of Equityholder, so long as, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder, in form and substance reasonably satisfactory to Parent, memorializing such agreement as a condition to any such Permitted Transfer or (ii) to any transferee that has also executed a voting and support agreement with Parent.

(d)        “Transfer” shall mean to (x) offer, sell, contract to sell, pledge, grant any option to purchase, lend, make any short sale or otherwise dispose of any Covered Securities, or any options or warrants to purchase any Covered Securities, or any securities convertible into, exchangeable for or that represent the right to receive Covered Securities (such options, warrants or other securities, collectively, “Derivative Instruments”), including any such shares of Derivative Instruments now owned or hereafter acquired, owned directly by Equityholder (including holding as a custodian) or with respect to which Equityholder has beneficial ownership within the rules and regulations of the Securities and Exchange Commission or (y) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined), which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by Equityholder or someone other than Equityholder), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Covered Securities or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Parent stock or other securities, in cash or otherwise; provided that Equityholder may Transfer only if such Transfer is a Permitted Transfer.

(e)        “Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending on (and including) the Termination Date.

SECTION 2. SUPPORT; GRANT OF PROXY

2.1        Voting Covenant. Equityholder hereby irrevocably and unconditionally agrees that, subject to Section 2.1(c), during the Voting Period, at any meeting of the Company’s stockholders (whether annual or special and whether or not adjourned or postponed), however called, and in any action by written consent of the Company’s stockholders, at which the Merger Agreement and other related agreements (or any amended versions thereof) or such other related actions, are submitted for the consideration and vote of the Company’s stockholders, unless otherwise directed in writing by Parent, Equityholder shall, or to the extent Equityholder is not a record owner of the Covered Securities, shall cause the record owner of the Covered Securities (the “Record Owner”) to:

(a)        when a meeting of the Company’s stockholders is held, appear at such meeting or otherwise cause the Covered Securities to be counted as present thereat for the purpose of establishing a quorum, and respond as promptly as practicable to each request by the Company for written consent, if any, and

(b)        vote (or consent) or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Securities:

(i)        in favor of (A) the approval of the Merger and the other Transactions and the adoption and approval of the Merger Agreement and the terms thereof, and (B) the termination of any other agreements or understandings with respect to any voting of the Covered Securities, as of the date of the Closing; and

(i)        against the following actions (other than pursuant to, or in furtherance of, the Merger and the Transactions): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any Subsidiary, (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any Subsidiary, (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any Subsidiary, (D) any amendment to the charter or by-laws of the Company (other than that certain Certificate of Amendment to be entered into following the date hereof which shall solely increase the authorized shares of Series A Preferred Stock to allow for the continued accrual of PIK dividends on the Series A Preferred Stock), (E) any material change in the capitalization of the Company or the Company’s corporate structure (except in connection with the Transactions and the accrual of PIK dividends on the Series A Preferred Stock) and (F) any other action, proposal, agreement or transaction or proposed transaction (including any possible transaction related to a Competing Transaction) which, in each case of (A) through (F), is intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions, other than as expressly contemplated by the Merger Agreement or the Company Disclosure Schedule (the items in clauses (i) and (ii) being referred to collectively as the “Covered Proposals”).

(c)        Notwithstanding the foregoing, this Section 2.1 shall not (x) apply to any proposal submitted to any of the Company’s stockholders holding the number of shares of Capital Stock required by the terms of Section 280G(b)(5)(B) of the Code, whether at a meeting or in an action by written consent, to render the parachute payment provisions of Section 280G inapplicable to any and all payments or benefits provided pursuant to a Benefit Plan or other Contracts of the Company or any Subsidiary that might result, separately or in the aggregate, in the payment of any amount or the provision of any benefit that would not be deductible by reason of Section 280G or that would be subject to an excise tax under Section 4999 of the Code or (y) restrict Equityholder from voting in favor of, against or abstaining with respect to any other matter that are at any time or from time to time presented for consideration to the Company’s stockholders except as expressly set forth in this Section 2.1.

2.2        Grant of Irrevocable Proxy; Appointment of Proxy.

(a)        ONLY IN THE EVENT EQUITYHOLDER DOES NOT COMPLY WITH THE PROVISIONS OF THIS AGREEMENT, EQUITYHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE EXECUTIVE OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, EQUITYHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) FOR AND ON BEHALF OF EQUITYHOLDER, FOR AND IN THE NAME, PLACE AND STEAD OF EQUITYHOLDER, TO: (I) ATTEND ANY AND ALL MEETINGS OF THE COMPANY’S STOCKHOLDERS, AND (II) VOTE, EXPRESS CONSENT OR DISSENT OR ISSUE INSTRUCTIONS WITH RESPECT TO THE COVERED SECURITIES AS INDICATED IN SECTION 2.1 WITH RESPECT TO COVERED PROPOSALS. EQUITYHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES

ANY PROXY PREVIOUSLY GRANTED BY EQUITYHOLDER WITH RESPECT TO THE COVERED SECURITIES (AND EQUITYHOLDER HEREBY REPRESENTS TO PARENT THAT ANY SUCH PROXY IS NOT IRREVOCABLE). EQUITYHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 2.2 IS GIVEN IN CONNECTION WITH AND GRANTED IN CONSIDERATION OF AND AS AN INDUCEMENT TO PARENT AND MERGER SUB TO ENTER INTO THE MERGER AGREEMENT AND THAT SUCH PROXY IS GIVEN TO SECURE THE OBLIGATIONS OF EQUITYHOLDER UNDER SECTION 2.1.

(b)        The proxy granted in this Section 2.2 shall automatically expire upon the termination of this Agreement.

2.3        Irrevocable Consent. Equityholder hereby agrees not to modify, revoke or rescind the Written Consent or any resolution contained therein and further agrees not to adopt any resolutions modifying, rescinding or revoking the Written Consent or any resolution contained therein or otherwise precluding approval of the Merger, the Transactions, any Transaction Document or the adoption of the Merger Agreement. Equityholder agrees that he, she or it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of the Written Consent or this Agreement or the execution and delivery of the Merger Agreement and Transaction Documents or the consummation of the Merger and the other Transactions or (ii) alleges that the execution and delivery of the Written Consent or this Agreement by Equityholder, as applicable, either alone or together with the other written consents or stockholder agreements to be delivered in connection with the execution of the Merger Agreement, breaches any fiduciary duty, whether of the Board or any member thereof, of any officer of the Company or of any holder of Capital Stock or other Company securities.

2.4        Other Voting Agreements. During the Voting Period, Equityholder shall not enter into any agreement or understanding with any Person to vote (or consent) or give instructions in any manner inconsistent with either Section 2.1, 2.2 or 2.3.

SECTION 3. BINDING TERMS OF MERGER AGREEMENT

3.1        Equityholder hereby certifies that it has received and reviewed the Merger Agreement. Equityholder hereby acknowledges and agrees that (i) Parent, Merger Sub and its Affiliates and the Parent Indemnitees will be entitled to enforce the obligations of Equityholder under the Merger Agreement against Equityholder to the extent set forth in Section 5.7 and Article VIII of the Merger Agreement (subject to the limitations set forth in Section 8.2(c)), (ii) the Per Share Merger Consideration is being allocated to Equityholder in accordance with the terms of the Merger Agreement, (iii) upon making the payments pursuant to the Merger Agreement, Parent and Merger Sub will be deemed to have satisfied their obligations to make payments with respect to the Merger and will have no further obligations to Equityholder with respect to payment of the Per Share Merger Consideration.

3.1        Equityholder acknowledges and agrees that a portion of the Merger Consideration will be deposited into escrow or reserved on behalf of the Equityholder Representative as (i) security for Equityholder’s indemnification obligations to Parent under the Merger Agreement, (ii) security for adjustment in Merger Consideration after the Closing, and (iii) security for Equityholder’s expense reimbursement obligations to the Equityholder Representative under the Merger Agreement, until such amounts, if any, are required to be distributed to Equityholder in accordance with the Merger Agreement, the Escrow Agreement, or the Equityholder Representative letter agreement, as applicable.

3.2        Equityholder hereby irrevocably constitutes, ratifies, and appoints the Equityholder Representative as the true, exclusive and lawful agent and attorney-in-fact of Equityholder, to act in the name, place and stead of Equityholder in connection with the Transactions, in accordance with the authority granted to Equityholder Representative by the terms and provisions of the Merger Agreement, and, in each case pursuant to and to the extent of such authority, to act on behalf of Equityholder in any Action involving the Merger Agreement, to do or refrain from doing all such further acts and things, and to execute all such documents as Equityholder Representative shall deem necessary or appropriate in connection with the Transactions, including with respect to any matters pertaining to indemnification referred to in the Merger Agreement, including the power to compromise any indemnity claim on behalf of the Equityholders and to transact matters of litigation or other Actions as set forth in the Merger Agreement, and hereby consents and agrees to, ratifies, confirms and acknowledges that Equityholder shall be bound by the terms of Section 8.6 of the Merger Agreement, including that it shall be bound by all that Equityholder Representative, pursuant to Section 8.6 of the Merger Agreement, shall do or cause to be done by virtue of its appointment as Equityholder Representative pursuant to and in accordance with Section 8.6 of the Merger Agreement.

SECTION 4. COVENANTS OF EQUITYHOLDER

4.1        Transfer of Covered Securities.

(a)        Equityholder agrees not to, directly or indirectly, at any time during the Voting Period, other than as may be required by any Order or applicable Law, (i) Transfer, (ii) deposit any Covered Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer by Equityholder of any Covered Securities or (iv) take any action that would make any representation or warranty of Equityholder herein untrue or incorrect or would reasonably be expected to have the effect of impairing the ability of Equityholder to perform Equityholder’s obligations hereunder, or preventing or delaying the consummation of any of the transactions contemplated by the Merger Agreement, in each case other than Permitted Transfers. Any Transfer or attempted Transfer of any Covered Securities in violation of any provision of this Agreement shall be null and void ab initio and of no force or effect.

(b)        Prior to the Termination Date, in the event that Equityholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional shares of Capital Stock or other voting interests with respect to the Company, such shares of Capital Stock or other voting interests shall, without further action of the parties, be deemed Covered Securities and subject to the provisions of this Agreement, and the number of shares of Capital Stock held by such Equityholder set forth on the signature page hereof will be deemed amended accordingly and such additional shares of Capital Stock shall automatically become subject to the terms of this Agreement. Equityholder shall promptly notify Parent of any such event.

4.2        Confidentiality.

(a)        Equityholder shall not (nor will he or it permit any of his or its Representatives to), directly or indirectly, and shall cause its Affiliate not to, issue or make any press release or any public announcement or statement (including any disclosure to any Governmental Entity) concerning (i) the terms of this Agreement, the Merger Agreement, the Transactions or any of the transactions contemplated hereby or thereby, and (ii) the relationship between the parties to such agreements, without Parent’s prior written consent.

(b)        Notwithstanding the terms of Section 3.2(a), this Agreement does not prohibit or restrict Equityholder from (i) initiating communications directly with, responding to any inquiry from, or making disclosures, in each case, that are protected under the whistleblower provisions of federal Laws, without advance notice to Parent or (ii) disclosing information or terms of this Agreement, the Merger Agreement, the Transactions or any of the transactions contemplated hereby or thereby: (w) as required by applicable Law, provided that Equityholder will, to the extent not prohibited by Law, provide Parent with prompt written notice of any such requirement so that Parent may seek a protective order or other appropriate remedy, (x) to his, her or its professional advisers and, if Equityholder is not a natural person, to its Affiliates and its and their partners, members, managers, members, directors, officers, employees and representatives, in each case, who need to know such information and agree in writing to keep such information confidential or are otherwise subject to obligations of confidentiality with respect to such information; (y) as reasonably necessary to enforce or defend against any claim under this Agreement, the Merger Agreement, or any other Transaction Document to which Equityholder is a party; or (z) if Equityholder is an investment fund, (A) in communications to its existing and prospective investors (1) to the extent required by the terms of limited partnership agreements, operating agreements or other Contracts with its investors to which such Equityholder is a party in effect as of the date hereof or (2) to the extent reasonably necessary in the good faith exercise of fiduciary duties on the part of such Equityholder and (B) following the signing of the Merger Agreement and following the Closing, announcing the occurrence of such events on the Equityholder’s website, through social media, or similar digital means so long as any such announcement occurs after public announcement of such event by Parent and does not include information about the terms and conditions of the Transactions that are not disclosed by Parent publicly.

(c)        Parent and its Representatives, employees, officers and Affiliates shall not, and shall procure that none of their respective Representatives, employees and officers, directly or indirectly, use or refer to the “[    ]” name, or any derivation thereof, for any purpose whatsoever (including, without limitation, in any filing with any Governmental Entity, any press release, any public announcement, communication or statement or in any interview or other discussion with any reporter or other member of the media), without the prior written consent of Equityholder with respect to each such use or reference, provided that Parent shall be allowed to make such disclosure to the extent required by any Order, any applicable Law or pursuant to any Required Governmental Approvals.

4.3        No Solicitation; Other Offers.

(a)        During the Voting Period, Equityholder (solely in his, her or its capacity as an Equityholder and/or a Stockholder and in no other capacity) shall, and Equityholder shall cause its Representatives not to, take any action that the Company and its Representatives would then be prohibited from taking under Section 5.14 of the Merger Agreement.

(b)        Equityholder shall, and shall cause his, her or its Representatives to, cease immediately and cause to be terminated all ongoing activities, discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, if consumed, or could reasonably be expected to lead to, any Competing Transaction and promptly provide written notice to Parent.

4.4        Waiver of Appraisal Rights. Equityholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Merger that Equityholder may have by virtue of, or with respect to, any shares of Covered Securities owned by Equityholder (including all rights under Section 262 of the DGCL).

4.5        Release.

(a)        Effective upon and following the Closing, Equityholder, on its own behalf and on behalf of its Affiliates and Representatives, generally, irrevocably, unconditionally and completely release and forever discharge Parent and the Surviving Corporation, each of their respective Affiliates and each of their and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Parent Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, Actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning the Company occurring prior to the Closing Date (other than as contemplated by this Merger Agreement, including with respect to Section 5.9 of the Merger Agreement); provided, however, that nothing in this Section 3.5 shall release the Parent Released Parties (i) from obligations under the Merger Agreement or the Transaction Documents, (ii) with respect to any right to indemnification or exculpation under any agreements or Organizational Documents of the Company or any of its Subsidiaries or (iii) with respect to any salary, bonuses, vacation pay or employee benefits accrued pursuant to a Benefit Plan in effect as of the date of this Agreement or any expense reimbursement pursuant to a policy of the Company or any of its Subsidiaries in effect as of the date of this Agreement and consistent with past practice.

(b)        Equityholder further waives any rights under Section 1542 of the Civil Code of the State of California, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(c)        As of and subject to the Closing, Equityholder, in his, her or its capacity as an equityholder, will not be entitled to any indemnity, reimbursement or other similar rights from Parent, Merger Sub, the Company or their respective subsidiaries, including by virtue of Equityholder’s investment in the Company or any other Contract, and no obligation, liability or other circumstances will exist at the Effective Time that give or may give rise to any liability of Parent, Merger Sub, the Company or their respective subsidiaries to Equityholder, other than as specifically set forth in the Merger Agreement, the other Transaction Documents and this Agreement. From and after the Effective Time, Equityholder’s right to receive consideration on the terms and subject to the conditions set forth in the Merger Agreement will constitute Equityholder’s sole and exclusive right against the Company and/or Parent in respect of Equityholder’s ownership of Capital Stock or status as an equityholder or any agreement or instrument with the Company pertaining to the Capital Stock or Equityholder’s status as an Equityholder.

4.6        Surrender of Shares. As of the Effective Time, Equityholder hereby surrenders the Certificates or Book-Entry Shares to Parent in exchange for the applicable Per Share Merger Consideration, which will be issued or paid to Equityholder pursuant to the terms and subject to the conditions of the Merger Agreement, and acknowledges that such surrender is unconditional (except that such surrender is conditioned upon the occurrence of the Effective Time). Equityholder hereby authorizes and instructs the Company to cancel all Certificates and Book-Entry Shares in the name of or beneficially owned by Equityholder, and to provide written evidence of such cancellation, to Parent upon the Closing.

4.7        Letter of Transmittal. Equityholder acknowledges and agrees that the payment of the Per Share Merger Consideration is conditioned on Equityholder’s submission of a duly executed Letter of Transmittal in the form mutually agreed between Parent and the Company prior to the Closing Date, including relevant tax forms and certifications.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF EQUITYHOLDER

Equityholder hereby represents and warrants to Parent and Merger Sub as follows, which Equityholder acknowledges Parent may rely on, each of which is true and correct as of the date hereof and will be true and correct on and as of the Closing Date as if made on the Closing Date (except where such representation and warranty is given specifically as of a certain date, which representation and warranty will be true and correct only on and as of such date):

5.1        Authorization, etc. Equityholder has all requisite power, authority and capacity to execute and deliver this Agreement and to perform Equityholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Equityholder and constitutes a valid and binding obligation of Equityholder, enforceable against Equityholder in accordance with its terms, subject only to the Enforceability Exceptions. To the extent that Equityholder is a natural person who is married and is a resident in a community property state, Equityholder represents and warrants that Equityholder has the absolute and unrestricted power, authority and capacity to execute and deliver this Agreement and to perform Equityholder’s obligations hereunder, notwithstanding any Laws related to community property. To the extent that Equityholder is not a natural person, including if Equityholder is a trust, Equityholder hereby further represents and warrants that: (a) Equityholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized, (b) Equityholder has all requisite corporate power to execute, deliver and perform this Agreement and the undersigned has the power to execute and deliver this Agreement on behalf of Equityholder, and (c) Equityholder has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

5.2        No Conflicts or Consents.

(a)        The execution, delivery and performance of this Agreement by Equityholder will not (i) result in a violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) in or upon any of the properties or assets of the Equityholder, including on any of the securities of the Company owned by Equityholder, or give rise to any payment under or any increased, additional, accelereated or guaranteed rights or entitlements, under (A) any provision of the certificate of incorporation or bylaws (or other comparable Organizational Documents) of Equityholder, if applicable, or (B) any material Contract to which Equityholder is a party or by which any of its properties or assets, including the Covered Securities, are bound; or (ii) violate any Law applicable to Equityholder or by which any of its properties or assets are bound, other than, in the case of clauses (i)(B) and (ii), which would not, individually or in the aggregate, be material to the Equityholder.

(b)        The execution, delivery and performance of this Agreement by Equityholder, will not require any Approval of, or filing or registration with or notification to, any Governmental Entity.

(c)        There is no Action by or before any Governmental Entity pending or, to the knowledge of Equityholder, threatened against Equityholder or any of his, her or its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by Equityholder under this Agreement.

5.3        Title to Securities.

(a)        As of the date of this Agreement, Equityholder is the record and beneficial owner of, and has good and valid title to (free and clear of any Encumbrances ), or has good and valid title to (free and clear of any Encumbrances other than those arising pursuant to the terms of agreements entered into between Equityholder, the Record Owner, and other equityholders of the Record Owner in connection with Equityholder’s investment in the Record Owner) equity interests in the Record Owner corresponding to, the number, class and series of shares of Capital Stock set forth under the headings “Number and Class of Shares of Capital Stock Held” on the signature page hereof. As of the date of this Agreement, the Covered

Securities constitute Equityholder’s entire interest in all the outstanding shares of the Capital Stock. Equityholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Securities, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws and the terms of this Agreement.

(b)        As of the date of this Agreement, Equityholder holds (free and clear of any Encumbrances other than those arising under applicable securities Laws) and other rights to acquire shares of Capital Stock set forth on the signature page hereof.

(c)        As of the date of this Agreement, other than the Capital Stock set forth on the signature page hereof, Equityholder does not own beneficially or of record any other Capital Stock.

(d)        Equityholder’s principal residence or place of business is set forth on the signature page hereto.

(e)        If Equityholder has purchased or otherwise acquired any unvested Capital Stock, Equityholder has either (i) timely filed all elections and notices under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to such Capital Stock or (ii) has informed the Company in writing that Equityholder did not timely file any such election or notice under Section 83(b) of the Code.

5.4        Spousal Consent. If Equityholder is a natural person, unless the signature of Equityholder’s spouse appears following the signature page of this Agreement, Equityholder represents to Parent that Equityholder is not married.

5.5        Informed Decision. Equityholder has had available to him or it sufficient and adequate information and all information that Equityholder considers material to make an informed decision regarding the transactions contemplated by this Agreement, including without limitation information relating to the Covered Securities, and has had the opportunity to consult with its own advisors. Equityholder has independently, and without reliance upon Parent, Merger Sub or any of their respective officers, directors, stockholders, members, managers, affiliates, subsidiaries, partners, principals, employees, representatives, advisors, agents, attorneys, financial, tax or investment advisors, consultants, accountants, bankers or underwriters, conducted its own analysis and made its own decision regarding whether to enter into this Agreement. Equityholder has read and understood this Agreement, including the waiver of jury trial contained herein, has knowingly and voluntarily elected to sign and accept this Agreement, and has not relied upon any promise, statement, or representation that is not set forth explicitly herein in deciding to sign and accept this Agreement.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF PARENT.

6.1        Authorization, etc. Parent has the power, authority and capacity to execute and deliver this Agreement and to perform Parent’s obligations hereunder. Subject to the receipt of the Parent Consent, the execution and delivery by Parent of this Agreement has been or will be, and the consummation of this Agreement has been, duly authorized by all requisite action of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject only to the Enforceability Exceptions.

SECTION 7. MISCELLANEOUS

7.1        Termination. This Agreement shall terminate and be of no further force or effect upon the earliest of (a) the Effective Time, and (b) the termination of the Merger Agreement in accordance with its terms (such earliest date being referred to herein as the “Termination Date”); provided, that any Liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

7.2        Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally against written receipt, (b) sent by facsimile transmission or e-mail, (c) mailed by registered or certified mail, postage prepaid, return receipt requested, or (d) mailed by reputable international overnight courier, fee prepaid, to the parties hereto at the following addresses or facsimile numbers:

if to Parent, to:

Semiconductor Components Industries, LLC

5005 E. McDowell Rd.

Phoenix, AZ 85008

Attention: Lauren Bellerjeau, SVP, Asst. General Counsel and Asst. Secretary

Email: Lauren.Bellerjeau@onsemi.com

with a copy to (which shall not constitute notice):

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attention: Eric T. McCrath, Erik G. Knudsen

Email: emccrath@mofo.com, eknudsen@mofo.com

if to Equityholder, to: the address (and email) set forth on the signature page hereto.

All such notices, requests and other communications will be deemed given, (w) if delivered personally as provided in this Section 7.2, upon delivery, (x) if delivered by e-mail as provided in this Section 7.2, upon manual or electronic confirmation of delivery, (y) if delivered by mail as provided in this Section 7.2, upon the earlier of the fifth (5th) Business Day following mailing and receipt, and (z) if delivered by overnight courier as provided in this Section 7.2, upon the earlier of the second Business Day following the date sent by such overnight courier and receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 7.2). Any party hereto may change the address to which notices, requests and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth herein.

7.3        Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (d) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.4        Entire Agreement. This Agreement, together with the other Transaction Documents constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, with respect to such subject matter, subject to the terms herein. No party hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the other Transaction Documents.

7.5        Amendments and Waiver. No amendment of any provision of this Agreement shall be valid unless such amendment is in writing and signed by each party hereto. No failure or delay by any party hereto in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

7.6        Assignment; Binding Effect; No Third Party Rights. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Equityholder, and any attempted or purported assignment or delegation of any such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto, their respective heirs, estates, executors and personal representatives (if applicable) and their respective successors and permitted assigns, and shall inure to the benefit of each of the parties hereto, the Indemnitees and their respective successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than Parent, Equityholder and their respective successors and permitted assigns) any rights or remedies of any nature.

7.7        Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties may be partnerships or limited liability companies, each party hereto covenants, agrees and acknowledges (on behalf of itself and its subsidiaries, Affiliates, Representatives and equity holders) that no recourse under this Agreement, any other Transaction Document or any documents or instruments delivered in connection with this Agreement or any other Transaction Document shall be had against any party’s Affiliates or any of each of their respective former, current or future direct or indirect equity holders, controlling persons, partners, stockholders, directors, officers, employees, agents, members, managers, general or limited partners or assignees (each a “Related Party”, to the extent applicable, and collectively, the “Related Parties”), in each case other than the parties to this Agreement and each of the other Transaction Documents and each of their respective successors and permitted assignees under this Agreement (and, in the case of any other Transaction Document, the applicable parties thereto and each of their respective successors and permitted assigns), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred, except in connection with such Person’s role as a manager, director, officer or agent of the Company, by any of the Related Parties, as such, for any obligation or liability of any party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 7.7 shall relieve or otherwise limit the liability of any party or any of their respective successors or permitted assigns for any breach or violation of its obligations under such agreements, documents or instruments to which it is a party.

7.8        Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them or were otherwise breached in accordance with the terms hereof and that each party hereto shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which such party is entitled at Law in equity, in contract, in tort or otherwise. The parties hereto agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by Parent or Equityholder, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of Parent or Equityholder, as applicable, under this Agreement all in accordance with the terms of this Section 7.8. No party shall be required to provide any bond or other security or to prove damages in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, all in accordance with the terms of this Section 7.8, and each party irrevocably waives any right it may have to require the providing of any such bond or other security. In circumstances where Parent or Equityholder is obligated to consummate any Transaction and such Transaction has not been consummated, each of Parent and Equityholder expressly acknowledges and agrees that the other party and its stockholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate such other party and its stockholders and that such other party on behalf of itself and its stockholders shall be entitled to enforce specifically Parent’s or the Equityholder’s, as the case may be, obligation to consummate such Transaction.

7.9        Additional Documents. Equityholder will execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

7.10        Non-Exclusivity. The rights and remedies of any Person under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

7.11        Governing Law; Jurisdiction; Waiver of Jury Trial. The terms of Sections 9.5, 9.6 and 9.7 of the Merger Agreement shall apply, mutatis mutandis.

7.12        Attorneys’ Fees. If any Action relating to this Agreement or the enforcement of any provision of this Agreement is brought against Equityholder, the prevailing party in such Action (as determined in a final non-appealable order by a court of competent jurisdiction) shall be entitled to receive the costs incurred by such party in conducting the Action, including reasonable out-of-pocket attorneys’ fees and expenses and court costs (in addition to any other relief to which such prevailing party may be entitled).

7.13        Counterparts; Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.14        Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.15        Independence of Obligations. The covenants and obligations of Equityholder set forth in this Agreement shall be construed as independent of any other Contract between Equityholder, on the one hand, and any Company Subsidiary or Parent, on the other hand. The existence of any Action by Equityholder against any Company Subsidiary or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Equityholder. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Equityholder under any agreement between Equityholder and Parent or any certificate or instrument executed by Equityholder in favor of Parent; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Equityholder under this Agreement.

7.16        Construction.

(a)        For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)        The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)        As used in this Agreement, the use of the word “or” shall not be exclusive and the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)        Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

PARENT:

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

EQUITYHOLDER:

Signature

Printed Name

Address:

Email:

Number and Class of Shares of Capital Stock Held

Number and Type of Other Rights

[Signature Page to Support Agreement]